UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2022

UNITED AIRLINES HOLDINGS, INC.
UNITED AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

233 S. Wacker Drive,	Chicago,	IL	60606
233 S. Wacker Drive,	Chicago,	IL	60606
(Address of principal executive offices)			(Zip Code)
(872) 825-4000
(872) 825-4000
Registrant's telephone number, including area code
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines Holdings, Inc.	Preferred Stock Purchase Rights	None	The Nasdaq Stock Market LLC
United Airlines, Inc.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 14, 2022, the Board of Directors (the "Board") of United Airlines Holdings, Inc. (the "Company"), the parent company of United Airlines, Inc. ("United"), unanimously appointed Linda P. Jojo, who was serving as Executive Vice President, Technology and Chief Digital Officer of the Company, as Executive Vice President and Chief Customer Officer of the Company, reporting to J. Scott Kirby, Chief Executive Officer of the Company. In addition, the Board also appointed Torbjorn ("Toby") J. Enqvist, who was serving as Executive Vice President and Chief Customer Officer of the Company, as Executive Vice President and Chief Operations Officer of the Company, reporting to Brett J. Hart, President of the Company. These organizational changes are effective July 15, 2022.
Ms. Jojo, age 57, served as Executive Vice President, Technology and Chief Digital Officer of the Company from June 2017 to July 2022. Ms. Jojo joined the Company in November 2014 as Executive Vice President and Chief Information Officer and served in that role through June 2017. Prior to joining United, Ms. Jojo has held technology leadership roles across industries, including media, wireless, cable and energy. Ms. Jojo and her team have been recognized by multiple organizations for their innovative use of technology. Under Ms. Jojo's leadership, United has used data analytics, digital products and e-commerce to differentiate United's operations and enhance and ease the customer's travel experience.
Mr. Enqvist, age 51, served as Executive Vice President and Chief Customer Officer of the Company from May 2021 to July 2022. From August 2018 to May 2021, Mr. Enqvist served as Senior Vice President and Chief Customer Officer of United; from May 2018 to August 2018, he served as Senior Vice President Network Operations and Customer Solutions of United; and from July 2017 to May 2018, he served as Senior Vice President Customer Solutions and Recovery of United. Mr. Enqvist has been in the airline industry for over 25 years, joining Continental Airlines, Inc. in 1996. Over the course of his career, he has held senior leadership positions across United, including roles overseeing our hubs and domestic and international line stations, our Newark hub, security and environmental affairs. A key part of his past and current experience is developing and giving our front-line employees the tools, policies and processes needed to succeed at their jobs.
At this time, any compensation adjustments in connection with these appointments have not been determined. The Company will file an amendment to this Current Report on Form 8-K disclosing any compensation adjustments made in connection with these appointments if and when they have been determined.
Jonathan Roitman, who was serving as the Company's Executive Vice President and Chief Operations Officer, moved into the role of Executive Vice President and Special Advisor of United effective July 15, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC.
UNITED AIRLINES, INC.

By:	/s/ Robert S. Rivkin
Name:	Robert S. Rivkin
Title:	Senior Vice President and Chief Legal Officer

Date: July 15, 2022

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